Exhibit 10.5

HUDSON BAY MASTER FUND LTD.
c/o Hudson Bay Capital Management LP
777 Third Avenue, 30th Floor
New York, New York 10017

September 27, 2017

VIA FACSIMILE & ELECTRONIC MAIL

Great Basin Scientific, Inc.
420 E. South Temple, Suite 520
Salt Lake City, Utah 84111
Attention: Jeff Rona, Chief Financial Officer
E-Mail: jrona@gbscience.com
Facsimile: 801-990-1051

Re:Forbearance Agreement

Ladies and Gentlemen:

Reference is made to that certain (i) New 2017 Senior Secured Notes, dated September 27, 2017, in the original aggregate principal amount of $2,079,101.44, issued by Great Basin Scientific, Inc. (the "Company") to Hudson Bay Master Fund Ltd. (the "Holder") secured by the Security Documents (as defined in the 2017 SPA, as that term is defined below) (the "New Notes") and (ii) 2017 Series A Senior Secured Convertible Note, dated April 17, 2017, in the original principal amount of $14,536,267.65, issued by the Company to the Holder secured by the Security Documents (as defined in the 2016 SPA, as that term is defined below) (as the same has been amended, supplemented, amended and restated, or otherwise modified from time to time, the "2017 Note" and together with the New Notes, each a "Note," and collectively, the "Notes") pursuant to that certain Exchange Agreement, dated as of April 17, 2017, by and between the Company and the Holder (the "Exchange Agreement").  Any and all capitalized terms used in this letter agreement (this "Forbearance Agreement") and not otherwise defined herein shall have the have the meaning assigned to it in the Notes.

On August 16, 2017, the Holder delivered an Event of Default Redemption Notice (the "August Redemption Notice") in accordance with the terms of Section 4(b) of the 2017 Note.  The August Redemption Notice provided, among other things, and without limiting any right the Holder may have with respect to other Events of Default, defaults or breaches by the Company under the Documents (as defined in the August Forbearance Agreement (as defined below)), that the Company admitted in writing, in (i) the Form 12b-25, Notification of Late Filing, dated August 15, 2017, filed with the United States Securities and Exchange Commission, and (ii) an email attached to the August Redemption Notice as Exhibit A, that it is generally unable to pay its debts as they become due, which constitutes an Event of Default as set forth in Section 4(a)(vi)(E) of the 2017 Note (the "2017 Note Specified Event of Default").  On August 21, 2017, the Holder and the Company entered into a Forbearance Agreement (the "August Forbearance Agreement") pursuant to which the Holder agreed to forbear from exercising certain of its rights and remedies subject to

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the terms and conditions set forth in that August Forbearance Agreement during the Forbearance Period (as defined in the August Forbearance Agreement).

As used herein, "Documents" means (i) the 2017 Note, (ii) that certain Securities Purchase Agreement dated as of December 28, 2015 by and among the Company, the Holder and the other investors listed on the signature pages attached thereto (the "2015 SPA"), (iii) the other Transaction Documents (as defined in the 2015 SPA), (iv) that certain Securities Purchase Agreement dated as of June 29, 2016 by and among the Company, the Holder and the other investors listed on the signature pages attached thereto (the "2016 SPA"), (v) the other Transaction Documents (as defined in the 2016 SPA), (vi) that certain Amended and Restated Exchange Agreement, dated as of November 2, 2016 by and between the Company and the Holder, (vii) that certain Exchange Agreement, dated as of April 7, 2017 by and between the Company and the Holder, (viii) that certain Exchange Agreement, dated as of April 17, 2017 by and between the Company and the Holder, (ix) the August Redemption Notice, (x) the August Forbearance Agreement; (xi) the New Notes, (xii) that certain Securities Purchase Agreement dated as of September 27, 2017 by and among the Company, the Holder and the other investors listed on the signature pages attached thereto (the "2017 SPA"), (xiii) the other Transaction Documents (as defined in the 2017 SPA), and (xiv) any other agreement, document, instrument or writing between the Company and the Holder.

On the date hereof, the Company and the Holder are entering into the New Notes, the 2017 SPA and the Transaction Documents (as defined in the 2017 SPA).  This Forbearance Agreement shall also constitute an Event of Default Notice and Event of Default Redemption Notice under Section 4(b) of each New Note.  The Event of Default that has occurred under the New Notes is the same as the 2017 Note Specified Event of Default (the "New Notes Specified Event of Default," and together with the 2017 Note Specified Event of Default, collectively, the "Specified Event of Default").

This Forbearance Agreement confirms that (i) the 2017 Note Specified Event of Default has occurred and is continuing under the 2017 Note as set forth in the August Redemption Notice and further described in the August Forbearance Agreement and (ii) the New Notes Specified Event of Default has occurred and is continuing under the New Notes as set forth in this Forbearance Agreement.  The Company has requested that the Holder forbear from exercising certain of its rights and remedies and, subject to the terms and conditions set forth in this Forbearance Agreement, the Holder is willing to forbear from exercising such rights and remedies such during the Forbearance Period (as hereinafter defined).

NOW THEREFORE, the Company and the Holder hereby agree as follows:

1.Acknowledgement of Event of Default.  The Company hereby acknowledges that (a) the Specified Event of Default has occurred and is continuing and has not been cured or waived; and (b) the Specified Event of Default would permit the Holder to, among other things, (i) demand the Company make payment to the Holder of any amount due, or to become due, under the Notes, (ii) redeem the entire outstanding Conversion Amount of the Notes, (iii) commence any legal or other action to collect any or all of the amounts owed under the Notes from the Company or any Collateral, (iv) exercise any secured creditor remedies that Holder may have, including, without limitation, by foreclosing or otherwise realizing upon any or all of the

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Collateral and or setting off and applying any deposits or other amounts or proceeds of Collateral to the payment of any or all of the Company's obligations under the Notes, and (v) take any other enforcement action or otherwise exercise any or all rights, remedies, powers and privileges provided for by any or all of the Documents or applicable law or equity (all of the foregoing in this clause (b), the "Remedies").

2.Forbearance and Suspension of Compliance.  Notwithstanding the occurrence of the Specified Event of Default, but subject to Sections 4, 5 and 6 hereof and the provisions of the Documents, the Holder hereby agrees to forbear from exercising any of the Remedies during the Forbearance Period, but solely with respect to the Specified Event of Default; provided, however, that such forbearance shall not apply to, and does not limit, the right of the Holder to charge Interest at the Default Rate in accordance with the Notes at any time after, with respect to the 2017 Note, the date of the delivery of the August Redemption Notice, or, with respect to the New Notes, the date hereof.  Subject to the foregoing, neither this Forbearance Agreement nor any course of dealing between or among any of the parties hereto is intended to operate, nor shall they be construed, as a waiver of the Specified Event of Default or any other existing or future Events of Default, as to which all rights and Remedies of the Holder shall remain reserved.  All statutes of limitation applicable to actions that the Holder may be entitled to bring to enforce the Remedies shall be tolled during the Forbearance Period, and each time period provided in each such statute of limitation shall be extended by a period of time equal to the duration of the Forbearance Period.

3.Forbearance Period.  The agreement and forbearance granted pursuant to Section 2 above (the "Forbearance") shall commence on the Effective Date (as defined in Section 4 below) and continue until the earlier of (a) October 22, 2017, and (b) the date on which any Forbearance Termination Event (as defined in Section 6 hereof) occurs (the "Forbearance Period").  The parties hereto agree that notices under the Documents (including notices pursuant to this Forbearance Agreement) shall be provided by the means specified in Section 26 of each Note.  The Holder shall have no obligation to grant any further forbearance.

4.Conditions to Effectiveness.  This Forbearance Agreement, and the Forbearance granted pursuant hereto, shall become effective only upon satisfaction in full of the following conditions precedent on or before September 27, 2017, unless waived in writing by the Holder (the first date upon which all such conditions have been satisfied or waived, as the case may be, by the Holder being herein called the "Effective Date"):

(a)The representations and warranties contained in this Forbearance Agreement and in the Documents shall be correct on and as of the Effective Date as though made on and as of such date unless (i) such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, or (ii) to the extent any such representation or warranty is incorrect solely by reason of the occurrence and continuance of the Specified Event of Default; and no default or Event of Default (other than the Specified Events of Default) shall have occurred and be continuing on the Effective Date or result from this Forbearance Agreement becoming effective in accordance with its terms.

(b)The Holder shall have received counterparts of the Forbearance Agreement executed by the Company.

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(c)The Company shall have delivered to the Holder (in each case, in form and substance satisfactory to the Holder) any information requested by the Holder as a condition to the effectiveness of this Forbearance Agreement.

(d)The Company shall have reimbursed Holder for all expenses (including the reasonable fees and retainer, disbursements and other charges of counsel to the Holder and other advisors) for which the Holder has provided invoices to the Company prior to the Effective Date.

5.Covenants of the Company.  The Company hereby covenants and agrees, in consideration of the Forbearance granted hereunder, as follows:

(a)The Company shall cooperate with the Holder and its counsel, including any local counsel, with respect to their diligence and other information requests and any matter that is subject to the Forbearance Agreement.

(b)From and after the Effective Date, the Company may not take, or permit any of its Affiliates to take, any action that would otherwise be prohibited during the occurrence of the Specified Event of Default.  Except as expressly set forth in this Forbearance Agreement, all terms, conditions, covenants, representations and warranties contained in the Documents, and all rights and Remedies of the Holder and all of the Indebtedness owed under the Documents shall remain in full force and effect.

(c)The Company shall continue to perform and observe all covenants, terms and conditions and other obligations contained in all of the Documents and this Forbearance Agreement.  The agreements contained in this Section 5 shall survive the termination or expiration of the Forbearance Period.

(d)Each Note shall accrue Interest at the Default Rate in accordance with Section 2 of each Note for each day from (i) with respect to the 2017 Note, the date of the delivery of the August Redemption Notice, and (ii) with respect to the New Notes, the date of this Forbearance Agreement.

6.Termination Events.  The Company acknowledges and agrees that the Forbearance Period shall automatically terminate upon any of the following events (each, a "Forbearance Termination Event"):

(a)The Company fails to pay any amount payable under this Forbearance Agreement or any Document when due.

(b)The Company fails to comply with any term, condition or covenant set forth in this Forbearance Agreement or any Document.

(c)The termination of, or default under, any other forbearance agreement, subordination agreement or other document with an Other Investor (as defined in the 2017 SPA) to which the Company or any of its Affiliates is a party.

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(d)Any default or Event of Default under any of the Transaction Documents, other than the Specified Event of Default, shall occur.

(e)The Holder discovers any inaccuracy in any material respect of any representation, warranty or statement made or deemed made in this Forbearance Agreement or any Document, or any certificate delivered or required to be delivered pursuant thereto.

(f)Any event or condition occurs after the Effective Date that has had or could reasonably be expected to have a Material Adverse Effect.

7.Representations and Warranties of Company.  The Company represents and warrants to the Holder as follows:

(a)The execution, delivery and performance by the Company of this Forbearance Agreement (i) has been duly authorized by all necessary action of the Company, (ii) does not and will not violate or create a default under the Company's organizational documents, any applicable law (of which the Company is aware) or any contractual restriction binding on or otherwise affecting the Company or any of the Company's properties, and (iii) does not and will not result in or require the creation of any new lien, security interest or other charge or encumbrance upon or with respect to the Company's property.

(b)This Forbearance Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

(c)The representations and warranties contained in this Forbearance Agreement and the Documents are correct on and as of the Effective Date as though made on and as of such date unless (i) such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, or (ii) to the extent any such representation or warranty is incorrect solely by reason of the occurrence and continuance of the Specified Event of Default;

(d)No default or Event of Default (other than the Specified Event of Default) has occurred and is continuing on and as of the Effective Date; and

(e)The Holder has not made any assurances concerning (i) the manner in which the Specified Event of Default may be resolved or (ii) any additional forbearance, waiver, restructuring or other accommodations.

8.Release.  The Company, on behalf of itself and its Affiliates, hereby acknowledges and agrees that:  (a) neither it nor any of its Affiliates has any claim or cause of action against the Holder (or any of the Holder's Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) the Holder has heretofore properly performed and satisfied in a timely manner all of its obligations to the Company and their Affiliates under the Documents and any other agreement between the Company and the Holder.  Notwithstanding the foregoing, the Holder desires (and the Company agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Holder' rights, interests, security and/or Remedies under the Documents.  Accordingly, for and in consideration of the agreements contained in this Forbearance Agreement and other good and

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valuable consideration, the Company (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Holder and each of its Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date arising out of, connected with or related in any way to this Forbearance Agreement, the Notes, any other Document and any other agreement between the Company and the Holder, or any act, event or transaction related or attendant thereto, or the agreements of the Holder contained therein, or the possession, use, operation or control of any of the assets of the Holder, or the making of any loans, or the management of such loans or the Collateral on or prior to the Effective Date.

9.Indemnification; Limitation of Liability for Certain Damages

(a)The Company, on behalf of itself and its Affiliates, hereby expressly acknowledges, agrees and reaffirms its indemnification obligations to the Holder set forth in the Documents.  The Company, on behalf of itself and its Affiliates, further acknowledges, agrees and reaffirms that all such indemnification obligations set forth in the Documents shall survive the expiration of the Forbearance Period and the termination of this Forbearance Agreement, the Notes, the other Documents and the payment in full of any and all amounts due, or to become due, under the Notes per the applicable terms set forth in the Documents.  Notwithstanding the foregoing, such indemnification shall not be available to the extent that such claims, damages, losses, liabilities or related expenses result from the Holder's gross negligence or willful misconduct.

(b)The Company on behalf of itself and its Affiliates agrees to, jointly and severally, defend, protect, indemnify and hold harmless the Holder and all of its respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) directly incurred by such Indemnitees, whether prior to or from and after the Effective Date as a result of or arising from or relating to or in connection with any of the following:  (i) the negotiation, preparation, execution or performance or enforcement of this Forbearance Agreement and any other Document, (ii) the Holder's furnishing of funds to the Company under any Document and the Company's use of such funds, (iii) the Collateral Agent's reliance on any instructions of the Company or the handling of the Collateral, (iv) any matter relating to the transactions contemplated by this Forbearance Agreement or the other Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Company shall not have any obligation to any Indemnitee under this subsection (b) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction.

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(c)To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9 may be unenforceable because it is violative of any law or public policy, the Company and each of its Affiliates shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(d)The Company and its Affiliates shall not assert, and each of the Company and its Affiliates hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Forbearance Agreement or any other Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Note or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each of the Company and its Affiliates hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e)The indemnities and waivers set forth in this Section 9 shall survive the repayment of the Notes and all obligations thereunder, and the discharge of any Liens granted under the Documents.

10.Affirmation of Indebtedness owed under the Documents.  The Company acknowledges that this Forbearance Agreement constitutes receipt from the Holder of proper notice of default, and subject to the terms and conditions of this Forbearance Agreement, notice of intent to enforce the Remedies.  The Company waives to the extent permitted by law any further notice of default, notice of intent to accelerate, or demand for payment.  Except as modified by this Forbearance Agreement, the Company acknowledges, ratifies, reaffirms, and agrees that each of the Documents are, and will remain, in full force and effect and binding on the Company.  The Company acknowledges, ratifies and reaffirms all of the terms and provisions of the Documents (including, without limitation, the Notes), except as modified herein, which are incorporated by reference as of the Effective Date as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, and indemnifications contained therein.  The Company hereby ratifies and reaffirms its grant of Liens on or security interests in the Collateral pursuant to the Documents to which it is a party as security for the Indebtedness owed under the Documents, and confirms and agrees that such Liens and security interests hereafter secure all of the Indebtedness owed under the Documents, including, without limitation, all additional Indebtedness owed under the Documents hereafter arising or incurred pursuant to or in connection with this Forbearance Agreement or any Document.  All Indebtedness of the Company to the Holder is secured by valid, enforceable and perfected first priority Liens (subject to certain Permitted Liens) in favor of the Collateral Agent, for the benefit of the Holder in all of the Collateral, which Liens are enforceable without offset, defense or counterclaim.  Each of the Documents to which the Company is a party has been duly executed and delivered to the Holder and each is in full force and effect as of the date hereof.  The agreements and obligations of the Company contained in the Documents to which they are a party constitute the legal, valid and binding obligations of the Company, enforceable against them in accordance with their terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws

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relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability) and the Company has no offset, defense or counterclaim to the enforcement of such obligations.  The Holder is and shall be entitled to the rights, remedies and benefits provided for in the Documents, subject to the terms of this Agreement.

11.Outstanding Indebtedness.  The Company hereby acknowledges and agrees that as of the date of this Forbearance Agreement, (i) the original principal amount of the New Note (Certificate No. New 2017-Cash 1) is $490,011.00, and the Event of Default Redemption Price of the New Note is $612,513.75, (ii) the aggregate outstanding principal amount of the New Note (Certificate No. New 2017-Exchange 1) is $1,493,308.52 and the Event of Default Redemption Price of the New Note is $1,866,635.65, and (iii) the aggregate outstanding Conversion Amount of the 2017 Note is $13,273,116.70 and the Event of Default Redemption Price of the 2017 Note is $16,591,395.87, and that such amounts are payable pursuant to each Note without defense, offset, withholding, counterclaim or deduction of any kind.  The foregoing amount does not include interest (including, without limitation, the Interest at the Default Rate), fees, expenses, amounts owed under the Indemnity provisions of this Forbearance Agreement and the Documents, and other amounts that are chargeable or otherwise reimbursable under the Documents.

12.Termination of Forbearance.  On and after the termination of the Forbearance Period, the Holder's agreement hereunder to forbear shall terminate automatically without further act or action by the Holder.  The Company expressly acknowledges and agrees that the effect of such termination will be to permit the Holder to exercise immediately any and all Remedies available to them under the Documents and this Forbearance Agreement, at law, in equity or otherwise, without any further lapse of time, expiration of applicable grace periods, or (except as otherwise required under provisions of applicable law that cannot be waived) requirements of demand, presentment, or notice, all of which are expressly waived by the Company, and to the same extent as if the Holder had not agreed to forbear in this Forbearance Agreement.  The Holder shall have no obligation whatsoever after the termination of the Forbearance Period to extend the maturity of the Indebtedness owed under the Documents, waive any Events of Default or Defaults, defer any payments, or further forbear from exercising their rights and Remedies.

13.Forbearance Agreement as Exchange Document; Enforcement.  The Company and the Holder hereby acknowledge and agree that this Forbearance Agreement constitutes a "New Exchange Document" under the 2017 Note.  Accordingly, it shall be an Event of Default under the 2017 Note if (a) any representation or warranty made by the Company under or in connection with this Forbearance Agreement shall have been untrue, false or misleading in any material respect when made, or (b) the Company shall fail to perform or observe any term, covenant or agreement contained in this Forbearance Agreement.  Nothing contained in this Forbearance Agreement shall prejudice or otherwise affect the Holder's rights to enforce the provisions contained herein upon the default by the Company in the performance thereof.

14.Reaffirmation.  The Company hereby: (x) acknowledges and agrees that the (i) the New Note is deemed to constitute "Notes" as defined in the 2017 SPA and as used in the Security Agreement (as defined in the 2017 SPA) such that all references in the Security Agreement and other Documents to the "Notes" shall include the New Note, (ii) the 2017 Note is

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deemed to constitute "Notes" as defined in the 2016 SPA and as used in the Security Agreement (as defined in the 2016 SPA) such that all references in the Security Agreement and other Documents to the "Notes" shall include the 2017 Note, (y) reaffirms its Obligations (as defined in the Security Agreement) and (z) further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Security Agreement, any other Security Document, the New Notes, the 2017 Notes or the 2016 Notes, to the Collateral Agent for the holders of the 2016 Notes issued pursuant to the 2016 SPA and (y) each holder of the 2016 Notes, as collateral security for the Obligations (as defined in the Security Agreement) in accordance with their respective terms and (z) acknowledges that all of such Liens and all Collateral (as defined in the Security Agreement) heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof.

15.Headings.  Section headings used herein are for the convenience of the parties only and shall not constitute a part of this Forbearance Agreement for any other purpose.

16.Amendments; Extensions.  The terms of this Forbearance Agreement may be modified, waived, or amended and the Forbearance Period may be extended only by a writing executed by all of the parties hereto.

17.Entire Agreement; Continuing Effect.  This Forbearance Agreement constitutes the entire understanding among the parties hereto as to the subject matter hereof and supersedes any and all prior agreements or understandings concerning the Forbearance by any of the Holder in exercising any of rights against the Company or their properties.  Except as expressly provided herein, the Documents shall continue unchanged and in full force and effect, and all rights, powers and Remedies of the Holder thereunder are expressly reserved and unaltered.

18.Expenses.  The Company hereby agrees to pay all expenses incurred by the Holder in connection with the matters relating to the negotiation, preparation and execution of this Forbearance Agreement, and the modification or enforcement of any of the terms hereof, including, without limitation, the reasonable fees and disbursements of counsel to the Holder.

19.Governing Law; Waiver of Jury Trial.  (a) This Forbearance Agreement shall be governed by, construed under and enforced in accordance with the laws of the State of New York, without regard to choice of law principals.  Each of the Company and the Holder hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Forbearance Agreement or the actions of the Holder in the negotiation, administration, performance or enforcement hereof.

20.Severability.  If any provision of this Forbearance Agreement or any other Document is determined to be invalid, illegal or unenforceable, the remaining provisions of this Forbearance Agreement and the other Documents shall remain in full force, if the essential terms and conditions of this Forbearance Agreement and the other Documents for each party remain valid, binding and enforceable.  Any provision of this Forbearance Agreement or any other Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and

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the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

21.Review and Construction of Documents.  The Company hereby acknowledges, and represents and warrants to the Holder that:

(a)the Company has had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Forbearance Agreement with their legal counsel;

(b)the Company has carefully reviewed this Forbearance Agreement and fully understand all terms and provisions of this Forbearance Agreement;

(c)the Company has freely, voluntarily, knowingly and intelligently entered into this Forbearance Agreement of their own free will and volition; and

(d)the Holder has no fiduciary relationship with the Company with respect to the transactions under the Documents, and the relationship between the Holder, on the one hand, and the Company, on the other hand, is solely that of creditor and debtor.

22.Counterparts.  This Forbearance Agreement may be signed in counterparts by the parties hereto, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Delivery of an executed counterpart of this Forbearance Agreement by telecopier or electronic mail shall be equally effective as delivery of an original executed counterpart of this Forbearance Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be executed and delivered as of the date first above written.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By _________________________
Name:
Title:

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HOLDER:

HUDSON BAY MASTER FUND LTD. By: Hudson Bay Capital Management LP, as its Investment Advisor

By:
Name: Yoav Roth
Title: Authorized Signatory

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